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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of our report dated October 12, 1998, except for Note P which is dated May 15, 2000, relating to the financial statements of Aviation Group, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Dallas, Texas
October 25, 2000
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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated December 2, 1999 relating to the consolidated financial statements of travelbyus.com, ltd., which appears in the above Registration Statement.

We also consent to the incorporation by reference of our reports dared November 23, 1999, January 28, 2000, and April 12, 2000 relating to the financial statements of Express Vacations, LLC, Cheap Seats Inc. and Cruise Shoppes America, Ltd. respectively, which also appear in the above noted Registration Statement.

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in the above noted Registration Statement.

/s/ PricewaterhouseCoopers LLP

Vancouver, Canada
October 30, 2000